Exhibit 99.2

BLUEROCK™ RESIDENTIAL

Q2 2014 Earnings Supplement | Bluerock Residential Growth REIT

Listed on the NYSE MKT: BRG

Enders Place | Orlando, FL

MDA City Apartments | Chicago, IL

23Hundred at Berry Hill | Nashville, TN

www.bluerockresidential.com

Investor Relations | 888.558.1031 | investor.relations@bluerockre.com

1

Bluerock Residential Growth REIT, Inc.

Second Quarter 2014

Supplemental Financial Information

(Unaudited)

Table of Contents

Earnings Release	3

Financial and Operating Highlights	8

Condensed Consolidated Balance Sheets	11

Consolidated Statements of Operating and Comprehensive Income	12

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)	13

Development Pipeline	14

Debt Summary	15

Definitions of Non-GAAP Financial Measures	16

This supplemental financial information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward looking statements are based on the Company’s present expectations, but these statements are not guaranteed to occur, including claims relative to the Company’s pipeline, the Company’s dividends, the fee structure under the Management Agreement, the Company’s future performance, management’s commentary relating to future income and portfolio growth and operating results, dividend coverage and future acquisitions. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus dated March 28, 2014 and filed by the Company with the Securities and Exchange Commission (“SEC”) on April 1, 2014, and other discussions of risk factors as detailed in subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

2

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings

Bluerock Residential Growth REIT Releases

Second Quarter 2014 Results

New York, NY (August 13, 2014) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (“the Company”) today announced its financial results for the quarter ended June 30, 2014.

Management Commentary

“With the completion of our IPO, we have been able to expand our asset base significantly with what we believe to be accretive transactions both from an AFFO and NAV point of view. Our second quarter AFFO reflects the earnings of the contributed and acquired assets for the partial periods in which they are owned,” said Ramin Kamfar, the company’s Chairman and CEO. “We expect AFFO to continue to grow significantly in Q3 and Q4 as those results will reflect the complete investment of the funds we raised at our IPO.”

“BRG had a strong second quarter operationally, with significant increases in portfolio occupancy, same store net operating income and significantly better-than-projected lease-up velocity and rents at our development property in Nashville. We expect that we will continue to unlock value in our existing portfolio and capitalize on strong employment and population trends in our target markets,” he added.

Highlights for the Second Quarter 2014 and Subsequent Events

▪	On April 2, 2014, the Company completed an initial public offering, or the “IPO”, of approximately 3.4 million shares of Class A common stock at $14.50 per share for total gross proceeds of $50.0 million and listed the Class A common stock on the NYSE MKT exchange for trading.

▪	Subsequent to the IPO, the Company closed on all five of its previously identified contribution transactions for a total of $152.3 million in asset value and 1,726 units.

▪	Same store NOI increased 7.6% as compared to the second quarter of the prior year.

▪	Same store operating margin increased to 61.4% as compared to 56.5% in the first quarter of this year.

▪	As of June 30, 2014, our portfolio occupancy was 95% compared to 93% as of March 31, 2014, an increase of 200 basis points.

▪	In May, the Company closed on the purchase of Lansbrook Village, located in Tampa, Florida for a purchase price of $58.6 million.

▪	Subsequent to the closing of the quarter, in July, the Company also made a preferred equity investment in two development projects. These investments are structured to provide us with a 15% current return on our investment, with an option to convert into partial ownership of the underlying asset upon stabilization.

o	A 340-unit, $82 million Class A development property to be known as Alexan CityCentre located in the heart of Houston’s Energy Corridor, in partnership with Trammell Crow as our development partner. The Company is projecting a stabilized return on cost for the development of 7.0%.

o	A 296-unit, $36.8 million Class A development property, located in a master-planned, Publix-anchored retail development in close proximity to the University of Central Florida and Central Florida Research Park. The Company is projecting a stabilized return on cost for the development of 7.5%.

▪	The Company’s development project in Nashville, 23Hundred@BerryHill, achieved lease up significantly ahead of budget in terms of time and leasing rates. The property is 96.0% occupied as of August 11, 2014, versus 37% at March 31, 2014 and is achieving market rents 19% higher than pro forma for a stabilized return on cost of 8.5% (vs. market cap rates of 5.0% for comparable product in the Nashville market).

3

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings

▪	Cash general and administrative expenses as a percentage of revenue declined from 16.7% to 7.8% due to the increase in our asset base, and more favorable terms of our new management agreement. The Company expects its general and administrative expenses as a percentage of revenue to continue to decline as it continues to grow its asset base.

▪	Adjusted funds from operations (“AFFO”) improved significantly to $0.13 per share for the quarter ended June 30, 2014 from ($0.48) per share for the prior year quarter. The Company estimates this figure was impacted by a drag of $0.12 per share in the quarter due to the timing of the closing of the assets identified to be purchased with proceeds from the IPO.

▪	The Company declared monthly dividends for the third quarter of 2014 equal to a quarterly rate of $0.29 per share on the Company's Classes A and B common stock. This equates to an 8.8% annualized yield based on the closing price of $13.18 for the Class A common stock as of June 30, 2014.

Management Team Additions

The Company announced the hiring of Larry Kaufman as head of Asset Management at BRG Manager, LLC, the Company’s Manager. Mr. Kaufman has over 20 years’ experience in institutional real estate asset management. Earlier in his career, Mr. Kaufman was Vice President and Asset Manager with global private equity real estate firm AREA Property Partners, where he shared oversight responsibility for a $1 billion portfolio of multi-family assets totaling over 10,000 units located in the U.S. Northeast, Mid-Atlantic, and Western regions. Mr. Kaufman holds an MBA from New York University’s Leonard Stern School of Business and a BA in Economics and Political Science from Washington University in St. Louis. “We are excited to have Mr. Kaufman join us in conjunction with our growing asset base,’ Mr. Kamfar added. ‘In this role he will be focused on driving operational results relative to our investment goals.”

Financial Results Second Quarter 2014

Net loss attributable to common stockholders for the second quarter of 2014 improved to ($0.79) per basic and diluted share, as compared to ($1.16) per basic and diluted share, in the prior year period. The net loss for the 2014 second quarter of $4.5 million was primarily the result of $3.1 million in acquisition costs as a result of the acquisition of five additional properties during the quarter, and $3.8 million in depreciation and amortization.

Adjusted Funds from Operations, or AFFO for the second quarter of 2014 was $0.7 million, or $0.13 per diluted share, as compared to a deficit of ($0.5) million, or ($0.48) per diluted share as compared to the prior year period. The Company estimates this figure was impacted by a drag of $0.12 per share in the quarter due to the timing of the closing of the assets identified to be purchased with proceeds of the IPO. The increase in AFFO from the prior year period is driven by the addition of five properties during the second quarter of 2014 and a reduction of cash general and administrative expenses as a percentage of revenue from 16.7% to 7.8% due to the increase in our asset base, and more favorable terms of our new management agreement, which began on April 2, 2014, the date of our initial public offering. The Company expects its general and administrative expenses as a percentage of revenue to continue to decline as it continues to grow its asset base.

Portfolio Performance

Same store NOI for the second quarter of 2014 was $2.30 million as compared to $2.14 million in the same period in the prior year. Same store NOI increased 7.6% as compared to the second quarter of the prior year, driven primarily by a 2.7% increase in revenue and a 4.2% decrease in expenses. The increase in same store revenue was primarily attributable to a 2.6% increase in average rent per month and the acquisition of 22 additional units at our Enders property, balanced by a 1.7% decrease in average occupancy primarily due to underperformance at our Springhouse property as a result of defense spending related market weakness in Newport News, Virginia. The decrease in same store expenses was primarily attributable to decreases in repairs and maintenance costs.

4

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings

On a sequential quarter basis, second quarter 2014 same store NOI increased 13.2% compared to the first quarter 2014 as a result of a 4.3% increase in revenue and a 7.3% decrease in expenses. Nearly 50% of the increase in revenue is attributable to the acquisition of 22 additional units at Enders, and the remaining increase resulted from a 1.6% increase in average rent per month and a 120 basis point increase in average occupancy. The decrease in same store expenses was primarily attributable to decreases in utility expenses and repairs and maintenance costs.

Portfolio Summary and Transaction Activity

The following is a summary of our investments as of June 30, 2014:

Community	Acquired	Built/Renovated	Units	Ownership Interest	Occupancy

Springhouse at Newport News	12/3/2009	1985	432	75.0%	91%
The Estates at Perimeter/Augusta	9/1/2010	2007	240	25.0%	92%
Enders Place at Baldwin Park(1)	10/2/2012	2003	220	48.4%	96%
MDA Apartments	12/17/2012	1929/2006	190	35.3%	97%
Village Green of Ann Arbor	4/2/2014	1989-1992/2013	520	48.6%	97%
Grove at Waterford	4/2/2014	2010	252	60.0%	97%
North Park Towers	4/3/2014	1967/2000	313	100.0%	96%
Villas at Oak Crest	4/2/2014	1985,1999	209	67.2%	99%
Lansbrook Village	5/23/2014	1998-2004	576	76.8%	92%
23Hundred@BerryHill(2)	10/18/2012	2013-2014	266	25.1%	-
Total(3)			2,952		95%

(1) Includes an additional 22 units acquired in April 2014.

(2) The Berry Hill property was in development at June 30, 2014 and was 80% occupied. As of August 11, 2014, the property was 96% occupied.

(3) Excludes 23Hundred@BerryHill.

The following is a summary of acquisitions during the second quarter of 2014:

Acquisition of Grove at Waterford: On April 2, 2014, the Company acquired a 60.0% controlling, indirect equity interest in a 252-unit multifamily property located in Hendersonville, Tennessee, for a purchase price of $29.8 million. The property is encumbered by a $20.1 million mortgage loan.

Acquisition of Villas at Oak Crest: On April 2, 2014, the Company acquired a 67.2% indirect preferred equity interest in a 209-unit multifamily property located in Chattanooga, Tennessee based on a property value of $16.7 million. The property is encumbered by an approximate $12.4 million mortgage loan.

Acquisition of Village Green of Ann Arbor: On April 2, 2014, the Company acquired a 48.6% controlling, indirect equity interest in a 520-unit multifamily property located in Ann Arbor, Michigan for a purchase price of $57.7 million. The property is encumbered by an approximate $43.2 million mortgage loan.

Acquisition of Springhouse at Newport News: On April 2, 2014, the Company acquired an additional indirect equity interest of 36.75% in a 432-unit multifamily property located in Newport News, Virginia, based on a property value of $32.5 million. The property is encumbered by an approximate $22.7 million mortgage loan.

Acquisition of North Park Towers: On April 3, 2014, the Company acquired a 313-unit multifamily property located in Southfield, Michigan for $15.6 million, net of the assumed mortgage indebtedness of approximately $11.5 million.

5

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings

Acquisition of Lansbrook Village: On May 23, 2014, the Company acquired a 76.8% controlling, indirect interest in the property with purchase price of $58.6 million for $14.2 million in cash. Lansbrook is Class A condominium community located in Tampa, Florida in which we own 579 units of the 774-unit community. We purchased Lansbrook as a 'fractured condominium' and at a significant discount to replacement cost. At the completion of its business plan, including the purchase of additional units, the Company expects the property to attain an 8.4% return on cost, versus what we believe to be market cap rates between 5.0 to 5.5% for comparable properties in the market.

The following is a summary of acquisitions after the close of the second quarter 2014:

Investment in Alexan CityCentre: On July 1, 2014, the Company made $4.8 of a $6.6 million convertible preferred equity investment, to develop a 340-unit Class A, multifamily community located in Houston, Texas, to be known as Alexan CityCentre. Total development costs of the community are projected to be $81.8 million. Our underwriting projects a return on cost for the project of over 7.0% at stabilization, versus what we believe to be market cap rates for similar type assets of 4.0% to 4.5%.

Investment in UCF: On July 29, 2014, the Company made a $3.6 million convertible preferred equity investment in a multi-tiered joint venture to develop a 296-unit Class A multifamily community located in Orlando, Florida, in close proximity to the University of Central Florida and Central Florida Research Park, and will be a featured component of a master-planned, Publix-anchored retail development known as Town Park. Total development costs are projected to be $36.8 million. Our underwriting projects a return on cost of over 7.5% at stabilization, versus what we believe to be market cap rates for similar type assets of 5.0% to 5.5%.

Dividend Details

On July 10, 2014, the Company's Board of Directors declared monthly dividends for the third quarter of 2014 equal to a quarterly rate of $0.29 per share on the Company’s Class A common stock and $0.29 per share on the Company’s Class B common stock, payable to stockholders of record as of July 25, 2014, August 25, 2014 and September 25, 2014, which will be paid in cash on August 5, 2014, September 5, 2014 and October 5, 2014, respectively. Holders of OP and LTIP units are entitled to receive "distribution equivalents" at the same time as dividends are paid to holders of the Company's Class A common stock.

The declared dividends equal a monthly dividend on the Class A common stock and the Class B common stock as follows: $0.096667 per share for the dividend paid to stockholders of record as of July 25, 2014, $0.096667 per share for the dividend paid to stockholders of record as of August 25, 2014, and $0.096666 per share for the dividend paid to stockholders of record as of September 25, 2014.

Conference Call

All interested parties can listen to the live conference call webcast at 10:00 AM ET on Thursday, August 14, 2014 by dialing 877.270.2148 within the U.S., or +1 (412) 902-6510, and requesting the "Bluerock Residential Conference." For those who are not available to listen to the live call, the webcast will be available for replay on the Company’s website two hours after the call concludes, and will remain available until Friday, August 21, 2014 at http://services.choruscall.com/links/blue140814.htm, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10051093.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust formed to acquire a diversified portfolio of institutional-quality apartment properties in demographically attractive growth markets throughout the United States. The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes. Please visit the Company’s website at www.bluerockresidential.com.

6

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward looking statements are based on the Company’s present expectations, but these statements are not guaranteed to occur, including claims relative to the Company’s pipeline, the Company’s dividends, the fee structure under the Management Agreement, the Company’s future performance, management’s commentary relating to future income and portfolio growth and operating results, dividend coverage and future acquisitions. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus dated March 28, 2014 and filed by the Company with the Securities and Exchange Commission (“SEC”) on April 1, 2014, and other discussions of risk factors as detailed in subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact

(Media)

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

7

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
OPERATING INFORMATION
Total revenue	$7,764,709	$2,978,819	$10,990,931	$5,935,143

Loss per share - basic and diluted	$(0.79)	$(1.16)	$(1.63)	$(2.40)
FFO per share - diluted	$(0.41)	$(0.55)	$(0.97)	$(0.99)
AFFO per share - diluted	$0.13	$(0.48)	$0.08	$(0.83)

Distributions per share	$0.29	$0.40	$0.55	$0.80

General and administrative expenses	$399,498	$378,757	$929,739	$829,932
Management fees to affiliate(1)	$206,064	$117,955	$322,525	$243,786
General and administrative and management fees to affiliates	$605,562	$496,712	$1,252,264	$1,073,718

General and administrative and management fees to affiliates as a percentage of revenue	7.8%	16.7%	11.4%	18.1%

Fixed charge coverage ratio(2)	1.75	1.04	1.43	1.10

Property NOI(3)	$5,054,698	$2,873,953	$7,372,830	$5,919,449

Same Store operating margins	61.4%	58.3%	59.0%	59.7%

(1) Excludes $340,676 of non-cash amortization of Long-Term Incentive Plan unit expense.

(2) Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs and excluding prepayment costs/refunds. Individual line items in this calculation include results from discontinued operations where applicable. See page 17 for a reconciliation of net income applicable to common shares to EBITDA and the Company's definition of EBITDA.

(3) See page 18 for a reconciliation of net income attributable to stockholders to this non-GAAP measurement and the Company's definition of this non-GAAP measurement.

8

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

Second Quarter 2014

(Unaudited)

	June 30,	December 31,
	2014	2013
CAPITALIZATION DATA
Cash and cash equivalents	$20,381,377	$2,983,785
Net real estate assets	$308,105,722	$163,005,344
Total assets	$344,281,627	$172,526,092

Debt(1)	$217,516,637	$114,141,215
Noncontrolling interests	$50,090,157	$34,080,826
Total stockholders' equity attributable to BRG	$67,172,486	$12,001,393

Common shares outstanding(2)	5,882,211	1,060,889
Share price, end of period (3)	$13.18	N/A

Total capitalization(4)	$340,468,028	$172,752,140

Undepreciated book value of gross operating real estate in joint venture investments	$315,831,489	$168,514,048

Debt to capitalization	63.9%	66.1%

Annual distributions	$1.16	$1.59

Annual distributions yield based on share price, end of period	8.8%	N/A

(1)	Represents mortgage payable, line of credit, and Creekside mortgage payable of $12.6 million, which is classified as liabilities related to discontinued operations, and excludes non-cash fair market value adjustments.

(2)	For 2014, amounts relate to Class A, Class B-1, B-2, B-3 common shares and Long-Term Incentive. Plan Units outstanding and excludes 282,759 Operating Partnership Units. For 2013, amounts relate to common shares outstanding.

(3)	Prior to our IPO which closed on April 2, 2014, our shares were not listed on any public exchange.

(4)	Represents cash, undepreciated book value of real estate assets, and the Company's investment in unconsolidated joint ventures of $4.3 million and $1.3 million at June 30, 2014 and December 31, 2013, respectively.

9

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

Second Quarter 2014

(Unaudited)

	Location	Number of Units		Year Built/ Renovated(1)	Average Monthly Effective Rent per Occupied Unit(6)		Property Revenue per Occupied Unit(7)	Average Occupancy
PORTFOLIO INFORMATION
Same Store:
Springhouse at Newport News	Newport News, VA	432		1985	$796		$809	89.8%
The Estates at Perimeter	Augusta, GA	240		2007	961		973	94.7%
Enders Place at Baldwin Park	Orlando, FL	220	(10)	2003	1,441		1,517	94.0%
MDA Apartments	Chicago, IL	190		1929/2006(2)	2,213		2,240	93.9%
Total Same Store		1,082			1,219		1,248	93.0%

Acquisitions:
Villas at Oak Crest	Chattanooga, TN	209		1985, 1999(3)	797		855	98.1%
Grove at Waterford	Hendersonville, TN	252		2010	982		1,052	95.1%
Village Green	Ann Arbor, MI	520		1989-1992/2013(4)	1,064		1,087	92.6%
North Park Towers	Southfield, MI	313		1967/2000	1,023		1,051	93.3%
Lansbrook Village	Palm Harbor, FL	576		1998-2004(5)	1,099		1,157	93.6%
Total Acquisitions		1,870			1,009		1,052	93.9%

Development:
23Hundred@Berry Hill	Nashville, TN	266		2013-2014	1,415	(8)	N/A	N/A
Total Development		266			1,415		N/A	N/A

Total Portfolio		3,218			$1,095	(9)	$1,132	93.5%

(1)	Renovation means significant upgrades, alterations or additions to building common areas, interiors, exteriors and/or systems.
(2)	The MDA property’s original structure was built in 1929 as an office building. The MDA property underwent a complete rehabilitation in 2006, converting the structure into a high-rise apartment community.
(3)	Phase I (1985) features 121 units, with 88 units added in phase II (1999).
(4)	The Village Green property was constructed in rolling phases from 1989 to 1992.
(5)	The Lansbrook property was constructed in rolling phases from 1998 to 2004.
(6)	Average monthly effective rent per occupied unit represents the average monthly rent for all occupied units for the three-month period ended June 30, 2014.
(7)	Property Revenue per Occupied Unit is total revenue divided by average number of occupied units during the period.
(8)	Represents average leased rent as of June 30, 2014.
(9)	Excludes the Berry Hill property, which was under development at June 30, 2014.
(10)	Includes an additional 22 units acquired in April 2014.

10

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Second Quarter 2014

(Unaudited)

	As of
	June 30, 2014	December 31, 2013

ASSETS
Net Real Estate Investments
Land	$42,765,486	$25,750,000
Building and improvements	260,524,571	102,760,752
Construction in progress	4,464,449	16,695,988
Furniture, fixtures and equipment	8,076,983	2,942,264
Total Gross Operating Real Estate Investments	315,831,489	148,149,004
Accumulated depreciation	(7,725,767)	(4,515,937)
Total Net Operating Real Estate	308,105,722	143,633,067
Operating real estate held for sale, net	-	19,372,277
Total Net Real Estate Investments	308,105,722	163,005,344
Cash and cash equivalents	20,381,377	2,983,785
Restricted cash	4,925,222	2,002,117
Due from affiliates	37,082	514,414
Accounts receivables, prepaids and other assets	1,753,580	1,433,755
Investments in unconsolidated real estate joint ventures	4,255,162	1,254,307
In-place lease value, net	2,676,070	-
Deferred financing costs, net	2,136,686	761,515
Assets related to discontinued operations	10,726	570,855
Total Assets	$344,281,627	$172,526,092

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage payable	$218,283,947	$96,534,338
Line of credit	-	7,571,223
Accounts payable	1,642,568	2,397,481
Other accrued liabilities	4,292,147	2,280,133
Due to affiliates	1,728,744	2,254,403
Distributions payable	595,948	143,463
Liabilities related to discontinued operations	475,630	15,262,832
Total Liabilities	227,018,984	126,443,873

Stockholders' Equity
Preferred stock, $0.01 par value, 250,000,000 shares authorized; none issued and outstanding
as of June 30, 2014 and December 31, 2013	-	-
Common stock, $0.01 par value, no and 749,999,000 shares authorized as of June 30, 2014 and December
31, 2013, respectively; no and 2,413,811 shares issued and outstanding as of June 30, 2014 and December
31, 2013, respectively	-	24,138
Common stock - Class A, $0.01 par value, 747,586,185 and no shares authorized as of June 30, 2014 and
December 31, 2013, respectively; 4,495,744 and no shares issued and outstanding as of June 30, 2014 and
December 31, 2013, respectively	44,957	-
Common stock - Class B-1, $0.01 par value, 804,605 and no shares authorized as of June 30, 2014 and
December 31, 2013, respectively; 353,630 and no shares issued and outstanding as of June 30, 2014 and
December 31, 2013, respectively	3,536	-
Common stock - Class B-2, $0.01 par value, 804,605 and no shares authorized as of June 30, 2014 and
December 31, 2013, respectively; 353,630 and no shares issued and outstanding as of June 30, 2014 and
December 31, 2013, respectively	3,536	-
Common stock - Class B-3, $0.01 par value, 804,605 and no shares authorized as of June 30, 2014 and
December 31, 2013, respectively; 353,629 and no shares issued and outstanding as of June 30, 2014 and
December 31, 2013, respectively	3,536	-
Nonvoting convertible stock, $0.01 par value per share; no shares authorized, issued or outstanding, as of
June 30, 2013 and 1,000 shares authorized, issued and outstanding as of December 31, 2013	-	10
Additional paid-in-capital, net of costs	84,530,961	21,747,713
Cumulative distributions and net losses	(17,414,040)	(9,770,468)
Total Stockholders' Equity	67,172,486	12,001,393

Noncontrolling Interests
Operating partnership units	3,228,990	-
Partially owned properties	46,861,167	34,080,826
Total Noncontrolling Interests	50,090,157	34,080,826
Total Equity	117,262,643	46,082,219
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$344,281,627	$172,526,092

11

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
Net rental income	$7,438,799	$2,888,048	$10,568,978	$5,779,650
Other	325,910	90,771	421,953	155,493
Total revenues	7,764,709	2,978,819	10,990,931	5,935,143
Expenses
Property operating	2,157,722	940,107	3,212,283	1,654,874
Property management fees	266,756	111,275	385,971	218,799
Depreciation and amortization	3,839,383	1,311,332	4,947,354	3,027,208
General and administrative	399,498	378,757	929,739	829,932
Management fees to affiliates	546,740	117,955	663,201	243,786
Real estate taxes and insurance	935,001	348,262	1,341,864	701,185
Acquisition costs	3,135,729	65,462	3,149,538	143,018
Total expenses	11,280,829	3,273,150	14,629,950	6,818,802
Operating loss	(3,516,120)	(294,331)	(3,639,019)	(883,659)
Other income (expense)
Other income	132,524	—	132,524	—
Equity in operating earnings (loss) of unconsolidated joint ventures	86,557	(1,513)	80,706	52,694
Interest expense, net	(2,014,476)	(1,176,583)	(3,137,798)	(2,323,482)
Total other expense	(1,795,395)	(1,178,096)	(2,924,568)	(2,270,788)

Net loss from continuing operations	(5,311,515)	(1,472,427)	(6,563,587)	(3,154,447)

Discontinued operations
Loss on operations of rental property	(55,115)	(20,554)	(117,851)	(89,537)
Loss on early extinguishment of debt	—	—	(879,583)	—
Gain on sale of joint venture interest	—	—	1,006,359	—
(Loss) gain from discontinued operations	(55,115)	(20,554)	8,925	(89,537)

Net loss	(5,366,630)	(1,492,981)	(6,554,662)	(3,243,984)
Net loss attributable to Noncontrolling Interest
Operating partner units	(204,619)	—	(204,619)	—
Partially owned properties	(626,018)	(296,816)	(767,304)	(821,687)
Net loss attributable to noncontrolling interest	(830,637)	(296,816)	(971,923)	(821,687)
Net loss attributable to common shareholders	$(4,535,993)	$(1,196,165)	$(5,582,739)	$(2,422,297)

Loss per common share - continuing operations(1)(2)
Basic Loss Per Common Share	$(0.78)	$(1.14)	$(1.63)	$(2.31)
Diluted Loss Per Common Share	$(0.78)	$(1.14)	$(1.63)	$(2.31)

Income (Loss) per common share – discontinued operations(1)
Basic Loss Per Common Share	$(0.01)	$(0.02)	$0.00	$(0.09)
Diluted Income (Loss) Per Common Share	$(0.01)	$(0.02)	$0.00	$(0.09)

Weighted Average Basic Common Shares Outstanding(1)	5,823,296	1,030,392	3,452,032	1,012,870
Weighted Average Diluted Common Shares Outstanding(1)	5,823,296	1,030,392	3,452,032	1,012,870

(1) Share and per share amounts have been restated to reflect the effects of two reverse stock splits of the Company’s Class B common stock, which occurred during the first quarter of 2014.

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Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

For the Three and Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss attributable to common stockholders	$(4,535,993)	$(1,196,165)	$(5,582,739)	$(2,422,297)
Add: Pro-rata share of investments
depreciation and amortization(1)	2,157,086	632,168	2,692,142	1,416,365
	(2,378,907)	(563,997)	(2,890,597)	(1,005,932)
Less: Pro-rata share of investments
gain on sale of joint venture interests	—	—	(447,549)	—
Funds from Operations (FFO)(2)	$(2,378,907)	$(563,997)	$(3,338,146)	$(1,005,932)
Add: Pro-rata share of investments
acquisition and disposition costs	2,851,846	62,382	3,339,183	140,103
non-cash equity compensation to directors and officers	336,932	18,750	350,682	37,500
Less: Pro-rata share of
normally recurring capital expenditures	(71,050)	(8,203)	(89,616)	(23,636)
Adjusted Funds from Operations (AFFO)(2)	$738,821	$(491,068)	$262,103	(851,965)

Weighted average shares outstanding - diluted (3)	5,823,296	1,030,392	3,452,032	1,012,870

PER SHARE INFORMATION:
FFO - diluted	$(0.41)	$(0.55)	$(0.97)	$(0.99)
AFFO - diluted	$0.13	$(0.48)	$0.08	$(0.84)
Distributions	$0.29	$0.40	$0.55	$0.80

(1) The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

(2) See page 16 for the Company's definitions of these non-GAAP measurements. Individual line items included in FFO and AFFO calculations include results from discontinued operations where applicable.

(3) Excludes 5,933 and 6,199 shares of Class B common stock for the three and six months ended June 30, 2014, respectively, and 6,593 and 6,859 shares of Class B common stock for the three and six months ended June 30, 2013, respectively, related to non-vested restricted stock, as their inclusion would be anti-dilutive.

13

Bluerock Residential Growth REIT, Inc.

Development Pipeline

As of June 30, 2014

(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a list of risk factors.

Consolidated Current Development

						Estimated/Actual Dates for
Under Construction	Ownership	Total Units	Total Estimated Construction Cost	Cost to Date	Total Debt	Construction Start	Initial Occupancy	Construction Completion	Stablized Operations(1)	% Leased(2)	% Occupied(2)
23Hundred @ Berry Hill	25.1%	266	$33,670,000	$33,230,578	$22,940,368	Q4 2012	Q4 2013	Q3 2014	Q3 2014	96%	80%

(1) We define stabilized occupancy as the earlier of the attainment of 90.0% physical occupancy or one year after the completion of construction.

(2) As of June 30, 2014.

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Bluerock Residential Growth REIT, Inc.

Debt Summary

As of June 30, 2014

	Outstanding Principal	Interest Rate		Fixed/ Floating	Maturity Date
Springhouse at Newport News	$22,676,269	5.66%		Fixed	January 1, 2020
Enders Place at Baldwin Park	17,500,000	3.97%		Fixed	November 1, 2022
23Hundred@Berry Hill	22,940,368	3.00	% (1)	Floating	September 30, 2015
MDA Apartments	37,600,000	5.35%		Fixed	January 1, 2023
Village Green of Ann Arbor	43,200,000	3.92%		Fixed	October 1, 2022
Grove at Waterford	20,100,000	3.59%		Fixed	May 1, 2019
North Park Towers	11,500,000	5.65%		Fixed	January 6, 2024
Lansbrook Village	42,000,000	4.45%		Fixed	March 31, 2018
Total	217,516,637
FMV Adjustment	767,310
Total	$218,283,947

Weighted Average Interest Rate	4.42%

(1) The construction loan is based on a floating rate, which is benchmarked to three-month Libor plus 2.75% during construction and three-month Libor plus 2.50% upon construction completion.

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Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations ("FFO") and Adjusted Funds from Operations (“AFFO”)

Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or NAREIT's, definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations, or AFFO. AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations.

We further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We made no investments, had one full disposition and two partial dispositions in 2013, and have acquired interests in five additional properties during the six months ended June 30, 2014. The results presented in the table on page 13 are not directly comparable and should not be considered an indication of our future operating performance.

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Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unclouded by non-cash depreciation, amortization, the cost of debt or non-recurring items. Below is a reconciliation of net income applicable to common shares to EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net loss attributable to common stockholders	$(4,535,993)	$(1,196,165)	$(5,582,739)	$(2,422,297)
Net loss attributable to noncontrolling interest	(830,637)	(296,816)	(971,923)	(821,687)
Interest expense	2,014,474	1,298,535	3,286,692	2,567,619
Depreciation and amortization	3,839,383	1,475,868	5,129,329	3,355,419
Gain on sale of joint venture interest	—	—	(1,006,359)	—
Acquisition costs	3,135,729	65,462	3,149,538	143,018
Loss on early extinguishment of debt	—	—	879,583	—

EBITDA	$3,622,956	$1,346,884	$4,884,121	$2,822,072

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

17

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance. The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net loss as computed in accordance with GAAP for the periods presented (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net operating income
Same store	$2,299	$2,136	$4,329	$4,382
Non-same store	2,756	738	3,044	1,537
Total net operating income	5,055	2,874	7,373	5,919
Less:
Interest expense	2,365	1,312	3,637	2,879
Total property income	2,690	1,562	3,736	3,040
Less:
Noncontrolling interest pro-rata share of property income	1,442	1,258	2,129	2,270
Other income (loss) related to JV/MM entities	50	(19)	39	—
Pro-rata share of total property income	1,198	323	1,568	770
Less pro-rata share of:
Depreciation and amortization	2,157	632	2,692	1,416
Affiliate loan interest, net	4	275	191	527
Asset management and oversight fees	533	126	658	260
Acquisition and disposition costs	2,852	62	3,339	140
Corporate operating expenses	361	424	892	849
Add pro-rata share of:
Other income	72	—	72	—
Equity in operating earnings of unconsolidated joint ventures	101	—	101	—
Gain on sale of joint venture interest, net of fees	—	—	448	—
Net loss attributable to common stockholders	$(4,536)	$(1,196)	$(5,583)	$(2,422)

18